SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — April 3, 2008 (March 30, 2008)
BELL INDUSTRIES, INC.

(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (317) 704-6000
Not Applicable

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 30, 2008, Bell Industries, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Velocita Wireless LLC, a Delaware limited liability company (“Velocita”). Pursuant to the Purchase Agreement, the Company agreed to sell substantially all of the assets of the business related to its SkyTel division (the “Assets”) held by the Company. The consideration payable to the Company for the Assets is approximately $8 million, comprised of $3.0 million in cash at closing which is subject to a post closing adjustment and deferred payments totaling $5.0 million to be paid over a period of two years. The sale of the Assets pursuant to the Purchase Agreement is subject to certain customary closing conditions including, among other things, approval of, or non-objection by, the Federal Communications Commission and the consents of the Company’s secured lenders.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.01	Notice of delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.
     On April 2, 2008, the Company formally notified the American Stock Exchange (the “Exchange”) that it intends to voluntarily delist its common stock from the Exchange. This action was approved by the Company’s Board of Directors on March 27, 2008.
     On April 2, 2008, the company issued a press release disclosing its intention to voluntarily delist its common stock from the Exchange, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. In the press release, the Company stated that it currently intends that the de-listing from the Exchange will occur on or about April 12, 2008. However, in order to comply with all applicable laws and regulations, the Company currently anticipates that it will file a Form 25 with the Exchange and the Securities and Exchange Commission on or about April 12, 2008, with the delisting of its common stock becoming effective ten days thereafter. The Company therefore anticipates that the last day of trading of the Company’s common stock on the Exchange will be on or about April 22, 2008. After withdrawal of its common stock from listing on the Exchange, the Company currently expects that the shares will be quoted on the OTC Bulletin Board, and the Company’s new ticker symbol will be announced at that time.

Item 8.01	Other Events
     On March 31, 2008, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d)     Exhibits.

10.1 -	Asset Purchase Agreement dated March 30, 2008 between the Company and Velocita Wireless LLC.

99.1 -	April 2, 2008 Press Release by the Company.

99.2 -	March 31, 2008 Press Release by the Company.
Forward-Looking Statements
     This current report on Form 8-K contains forward-looking statements within the meaning of the ``safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995. These statements, including, but not limited to, the effective timing of the Company’s delisting from the Exchange and the Company’s expectation that its shares will thereafter be quoted on the OTC Bulletin Board, are based upon the Company’s current expectations and speak only as of the date hereof. Actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainties as to the nature of the industry, including changing customer demand, the impact of competitive products and pricing, dependence on existing management and general economic conditions. Bell Industries’ Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may affect the company’s business, results of operations and financial condition. Management undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.
Date: April 3, 2008	By:	/s/ Kevin J. Thimjon
		Name:	Kevin J. Thimjon
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement dated March 30, 2008 between the Company and Velocita Wireless, LLC.

99.1	April 2, 2008 Press Release by the Company.

99.2	March 31, 2008 Press Release by the Company.